As filed with the Securities and Exchange Commission on January 12, 2006
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTALEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-2003490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

145 Union Square Drive New Hope, PA (Address of Principal Executive Offices)	18938 (Zip Code)

NONSTATUTORY STOCK OPTION AGREEMENT WITH
VICTOR S. SLOAN DATED AUGUST 23, 2005
(Full title of the plan)

Mr. Steven H. Kane
President and Chief Executive Officer
145 Union Square Drive
New Hope, PA 18938
(215) 862-9720
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Donald C. Reinke, Esq.
Reed Smith LLP
Two Embarcadero Center
San Francisco, CA 94111
(415) 543-8700
(415) 391-8269 (fax)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001	50,000	$2.50(2)	$125,000(2)	$13.38
Total	50,000			$13.38

(1)
This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the individual agreement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The offering price per share and aggregate offering price are derived from the price as determined in the individual agreement.

EXPLANATORY NOTES
This Registration Statement on Form S-8 is filed by Protalex, Inc. (the “Registrant” or “Company”) relating to:

•	50,000 shares of Common Stock issuable to Victor S. Sloan under the Nonstatutory Stock Option Agreement with Victor S. Sloan by the Company dated August 23, 2005

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference

The following documents and information previously filed by the Registrant with the Securities Exchange Commission (“SEC”) are hereby incorporated by reference in this Registration Statement:

(a) The registrant’s latest annual report on Form 10-KSB filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All other reports filed by the registrant pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in paragraph (a) above; and

(c) The description of the registrant’s Common Stock contained in the Form 10-SB filed on December 6, 1999 pursuant to Section 12(g) of the Exchange Act.

In addition, all documents that are subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the filing of the annual report on Form 10-KSB referred to in paragraph (a) above (and that are filed prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold) shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed; except that the information included in any document in response to paragraphs (h) of Item 402 of Regulation S-B and any document or portion thereof that is furnished to, rather than filed with, the SEC is not incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification in reference to the first two paragraphs in this Item 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the first two paragraphs of this Item 6. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(c) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or

(d) by the stockholders.

Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Section 102(b)(7) of the Delaware General Corporation Law. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Certificate of Incorporation Provision on Liability of Directors and Indemnification. The registrant’s Certificate of Incorporation (the “Charter”) provides that no director of the registrant shall be personally liable to the registrant for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The Charter also authorizes the registrant to indemnify any of its officers, directors, employees and agents to the extent permitted by applicable law. The Corporation maintains directors and officers liability insurance with an aggregate coverage limit of $1,000,000. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1*	Nonstatutory Stock Option Agreement between the Company and Victor S. Sloan dated August 23, 2005.
5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Reed Smith LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (contained on the Signature Page of this Registration Statement).
*	Filed herewith.

Item 9. Undertakings

(a) Rule 415 offering.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any additional or changed material information on the plan of distribution;

2. For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Request for acceleration of effective date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, Commonwealth of Pennsylvania on January 11, 2006.

PROTALEX, INC., a Delaware corporation

By:	/s/ Steven H. Kane
Steven H. Kane, President and Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven H. Kane and Marc L. Rose, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Steven H. Kane	President, Chief Executive Officer, Director and Principal Executive Officer	January 11, 2006
Steven H. Kane
/s/ Marc L. Rose	Chief Financial Officer (Principal Accounting Officer), Vice President of Finance, Treasurer and Secretary	January 11, 2006
Marc L. Rose
/s/ Frank M. Dougherty	Director	January 11, 2006
Frank M. Dougherty
/s/ G. Kirk Raab	Chairman of the Board	January 11, 2006
G. Kirk Raab
/s/ Thomas P. Stagnaro	Director	January 11, 2006
Thomas P. Stagnaro
/s/ Dinesh Patel	Director	January 11, 2006
Dinesh Patel
/s/ Eugene Bauer	Director	January 11, 2006
Eugene Bauer
/s/ Carleton A. Holstrom	Director	January 11, 2006
Carleton A. Holstrom
/s/ Peter G. Tombros	Director	January 11, 2006
Peter G. Tombros